Exhibit 4.1


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                  SWEETHEART CUP COMPANY, INC., as successor to
                          Cup Acquisition Corporation,

                                   as Issuer,


                    SWEETHEART HOLDINGS INC., as successor to
                          SHI Holding Company, L.L.C.,

                                  as Guarantor,

                                       and



                      THE BANK OF NEW YORK, as successor to
                       U.S. Trust Company of Texas, N.A.,

                                   as Trustee



                            ------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of March 22, 2002

                           --------------------------



                   10 1/2% Senior Subordinated Notes due 2003


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


                          SECOND SUPPLEMENTAL INDENTURE


      THIS SECOND SUPPLEMENTAL INDENTURE, dated as of March 22, 2002 (the "Supplemental Indenture"), is made and entered into by and among SWEETHEART CUP COMPANY INC., a Delaware corporation and successor to Cup Acquisition Corporation (the "Issuer"), SWEETHEART HOLDINGS INC., a Delaware corporation and successor to SHI Holding Company, L.L.C. (the "Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation and successor to U.S. Trust Company of Texas, N.A. (the "Trustee"), under and pursuant to an Indenture dated as of August 30, 1993, by and among the Issuer, the Guarantor and the Trustee, as amended by the First Supplemental Indenture dated as of August 30, 1993 (the "Original Indenture"). All capitalized terms used in this Supplemental Indenture that are defined in the Original Indenture, either directly or by reference therein, have the respective meanings assigned to them therein, except to the extent such terms are otherwise defined in this Supplemental Indenture or the context clearly requires otherwise.

      WHEREAS, Section 9.02 of the Original Indenture provides, among other things, that, with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, the Issuer, any Guarantors and the Trustee may amend or supplement the Original Indenture and the Securities; and

      WHEREAS, the Issuer desires to amend and supplement the Original Indenture and the Securities by way of the adoption of the amendments set forth in Article I (relating to the Original Indenture) and Article II (relating to the Securities), respectively, of this Supplemental Indenture (the "Proposed Amendments"); and

      WHEREAS, the Holders of at least a majority in aggregate principal amount outstanding of the Securities have consented to the Proposed Amendments; and

      WHEREAS, the Boards of Directors of the Issuer and the Guarantor each has adopted resolutions authorizing and approving the Proposed Amendments, and the Issuer, the Guarantor and the Trustee are executing and delivering this Supplemental Indenture in order to provide for such amendments;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Supplemental Indenture hereby agree as follows:


                                   ARTICLE I
                        AMENDMENTS TO ORIGINAL INDENTURE


         Section 1.01. Original Indenture--Global Reference Changes.

         (a) All references to the "10 1/2 Senior Subordinated Notes due 2003" shall be amended to "12% Senior Subordinated Notes due 2003."

         Section 1.02. Section 1.01 of the Original Indenture--Amended Definitions. The following definitions in Section 1.01 of the Original Indenture are hereby amended as follows:

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

         (a) The definition of "Change of Control" is hereby amended in its entirety to read as follows:

      ""Change of Control" means such time as (i) prior to the initial public offering by Sweetheart Inc. of its common stock (other than on Form S-8), Dennis Mehiel and his Related Parties (as defined below) cease to be the beneficial owners (as defined in Rule 13d-3 under the Exchange Act), in the aggregate, of at least 51% of the voting power of the voting capital stock of Sweetheart Inc. and the Issuer, or (ii) after the initial public offering by Sweetheart Inc. of its common stock (other than on Form S-8), (A) any Schedule 13D, Form 13F or
Schedule 13G under the Exchange Act, or any amendment to any such Schedule or Form, is received by Sweetheart Inc. or the Issuer which indicates that, or Sweetheart Inc. or the Issuer otherwise becomes aware that, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) has become the "beneficial owner", by way of merger, consolidation or otherwise, of 35% or more of the voting power of the voting capital stock of Sweetheart Inc. or the Issuer, and (B) such person or group has become the beneficial owner of a greater percentage of the voting capital stock of Sweetheart Inc. or the Issuer than that beneficially owned by Dennis Mehiel and his Related Parties, or
(iii) the sale, lease or transfer of all or substantially all of the assets of Sweetheart Inc. or the Issuer to any person or group (other than Dennis Mehiel and his Related Parties), or (iv) during any period of two consecutive calendar years following the date of the Supplemental Indenture, individuals who at the beginning of such period constituted the Board of Directors of Sweetheart Inc. or the Issuer (together with any new directors whose election by the Board of Directors of Sweetheart Inc. or the Issuer, as the case may be, or whose nomination for election by the Board of Directors of Sweetheart Inc. or the Issuer, as the case may be, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of Sweetheart Inc. or the Issuer, as the case may be, then in office. "Related Party" means any (A) spouse or immediate family member of Dennis Mehiel or (B) trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or person beneficially holding an 80% or more controlling interest of which consist of Dennis Mehiel and/or such other person referred to in the immediately preceding clause (A)."

                                   ARTICLE II
                   AMENDMENTS TO SENIOR SECURED DISCOUNT NOTES


         Section 2.01. Securities--Global Reference Change. All references to the term "10 1/2% Senior Subordinated Note due 2003" shall be amended to "12% Senior Subordinated Notes due 2003."

         Section 2.02. Paragraph 1 of the Securities. Paragraph 1 of each Security, whether heretofore issued pursuant to the Original Indenture or hereafter issued pursuant to the Indenture, is hereby amended by deleting "10 1/2%" in the first sentence of the second paragraph thereof and replacing it with "12%".

                                  ARTICLE III
                               GENERAL PROVISIONS

         Section 3.01. Effectiveness and Operativeness. The provisions of this Supplemental Indenture shall become effective, and the amendments provided for in Articles I, and II of this Supplemental Indenture shall be operative, immediately upon the consummation of the merger of The Fonda Group, Inc.

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

with and into the Issuer (the "Merger"). This Supplemental Indenture shall terminate automatically if the Merger is not consummated.

         Section 3.02. Ratification of Indenture. The Original Indenture is in all respects acknowledged, ratified and confirmed, and shall continue in full force and effect in accordance with the terms thereof and as supplemented by this Supplemental Indenture. The Original Indenture and this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

         Section 3.03. Certificate and Opinion as to Conditions Precedent. Simultaneously with and as a condition to the execution of this Supplemental Indenture, the Issuer and Guarantor are delivering to the Trustee:

         (a) an Officers' Certificate in the form attached hereto as Exhibit A-1 or A-2, respectively; and

         (b) an Opinion of Counsel covering the matters described in Exhibit B attached hereto.

         Section 3.04. Effect of Headings. The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of this Supplemental Indenture.

         Section 3.05. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, OTHER THAN GENERAL OBLIGATION LAW SECTIONS 5-1401 AND 5-1402.

         Section 3.06. Multiple Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 3.07. Trustee's Disclaimer. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Issuer and the Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, enforceability or sufficiency of this Supplemental Indenture.

         Section 3.08. Successors and Assigns. All agreements of the Issuer and the Guarantor in this Supplemental Indenture shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.


      [Remainder of Page Left Blank Intentionally; Signature Page Follows]


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            IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused the Supplemental Indenture to be duly executed as of day and year first above written.



                                    SWEETHEART CUP COMPANY INC.



                                    By: /s/ Hans H. Heinsen
                                       ----------------------------
                                       Name:  Hans H. Heinsen
                                       Title: Senior Vice President


                                    SWEETHEART HOLDINGS INC.,
                                    as Guarantor



                                    By: /s/ Hans H. Heinsen
                                       ----------------------------
                                       Name:  Hans H. Heinsen
                                       Title: Senior Vice President



                                    THE BANK OF NEW YORK,
                                    as Trustee



                                    By: /s/ Louis P. Young
                                       ----------------------------
                                       Name:  Louis P. Young
                                       Title: Authorized Signer



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